Exhibit 99.1

18719 HealthCor Catalio Acq. Proxy Card REV1 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUIC K HHH EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail HEALTHCOR CATALIO ACQUISITION CORP. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend: https://www.cstproxy.com/hcspac/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. s FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED s EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF HEALTHCOR CATALIO ACQUISITION CORP. YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2021. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2021, in connection with the extraordinary general meeting of Shareholders (the “extraordinary general meeting”) to be held at a.m. Eastern Time on , 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints and , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of HealthCor Catalio Acquisition Corp. (“HealthCor”) registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8. (Continued and to be marked, dated and signed on reverse side) PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

18719 HealthCor Catalio Acq. Proxy Card REV1 Back The notice of the extraordinary general meeting and accompanying proxy statement are available at https://www.cstproxy.com/hcspac/2021. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. Please mark your votes like this Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that HealthCor’s entry into the Busi-ness Combination Agreement, dated as of July 7, 2021 (as the same has been or may be amended, modified, supplemented or waived from time FOR AGAINST ABSTAIN FORAGAINST ABSTAIN (F) Advisory Charter Proposal 4F — RESOLVED, that the Proposed Charter provide that the number of directors will be fixed and may be mod-ified by the New Hyperfine Board; provided that, prior to the first date on which the issued and outstanding shares of Class B common stock rep-to time, the “Business Combination Agreement”), by and among HealthCor, Optimus Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub I”), Optimus Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of HealthCor (“Merger Sub II”), Hyperfine, Inc., a Delaware corporation (“Hyperfine”), and Liminal Sciences, Inc., a Delaware corporation (“Liminal”), pursuant to which Merger Sub I will merge with and into Hyperfine (the “Hyperfine Merger”), with Hyperfine surviving the Hyperfine Merger as a wholly owned subsidiary of HealthCor, and Merger Sub II will merge with and into Liminal (the “Liminal Merger” and, together with the Hyperfine Merger, the “Mergers”), with Liminal surviving the Liminal Merger as a wholly owned subsidiary of HealthCor (the “Business Combination Proposal”), and the transactions contemplated thereby, be approved, ratified and confirmed in all respects. resents less than 50% of the voting power of the then outstanding shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors, the number of directors cannot exceed a certain threshold without the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors, as opposed to the Current Articles, which provide that the number of directors will be determined by an ordinary resolution passed by holders of a majority of HealthCor’s ordinary shares who attend and vote, either in person or by proxy, at a general meeting. FORAGAINST ABSTAIN (G) Advisory Charter Proposal 4G — RESOLVED, that the Proposed Charter provide that the New Hyperfine Board is not classified, and that the New Hyperfine directors shall serve for a term of one year, expiring at the next annual meeting of stockholders of New Hyperfine, as opposed to the FOR AGAINST ABSTAIN Proposal No. 2 — The Domestication Proposal — RESOLVED, as a special resolution, that the change of HealthCor’s jurisdiction of incorpo-ration from the Cayman Islands to the State of Delaware (the “Domesti-cation”) by deregistering as an exempted company in the Cayman Islands Current Articles, which provide that HealthCor’s board of directors is divided into three classes, with each class elected for staggered three year terms. FORAGAINST ABSTAIN (H) Advisory Charter Proposal 4H — RESOLVED, that the Proposed Charter provide that any or all directors of New Hyperfine may be removed from office at any time with or without cause and for any or no reason only with and immediately upon, (i) on or after the date on which the issued and and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (HealthCor following the Domestication, “New Hyperfine” and such proposal, the “Domestication Proposal”) be approved, ratified and confirmed in all respects. FOR AGAINST ABSTAIN Proposal No. 3 — The Organizational Documents Proposal — RESOLVED, as a special resolution, that, assuming the Business Combina-tion Proposal and the Domestication Proposal are approved and adopted, the amendment and restatement of the Current Articles by their deletion outstanding shares of Class B common stock represents less than 50% of the voting power of the then out-standing shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors, the affirmative vote of the holders of at least two-thirds of the voting power of the shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors or (ii) prior to such time, the affir-mative vote of the holders of a majority of the voting power of the shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors, as opposed to the Current Articles, which provide that (i) prior to the consummation of a business combination, directors may be removed by an ordinary resolution passed by a majority of the holders of the Class B ordinary shares who attend in person or by proxy and vote at a general meeting or (ii) following the consummation of a business combination, directors may be removed by an ordinary resolution passed by holders of a majority of HealthCor’s ordinary shares who attend in person or by proxy and vote at a general meeting. Additionally, newly-created directorships resulting from an increase in the number of directors and any vacancies on the New Hyperfine Board may be filled by either the directors of the New Hyperfine Board or the New Hyperfine stockholders as set forth in the Proposed Charter. and replacement with the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of New Hyperfine, which, if approved, take effect immediately after the Domestication (the “Organizational Documents Proposal”), be approved and adopted. Proposal No. 4 — Advisory Charter Proposals — to consider and vote upon proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give shareholders the opportunity to present their separate views on important corporate gover-nance provisions, as the following nine sub-proposals (each, an “Advisory Charter Proposal”): (A) Advisory Charter Proposal 4A — RESOLVED, that the authorized share capital in the Proposed Charter be increased from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), 50,000,000 Class B FOR AGAINST ABSTAIN FORAGAINST ABSTAIN (I) Advisory Charter Proposal 4I — RESOLVED, that various provisions in the Current Articles applicable only to blank check companies, including the provisions requiring that HealthCor have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a busi-ness combination, be eliminated. Proposal No. 5 — The Stock Issuance Proposal — RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the appli-ordinary shares, par value $0.0001 per share (the “Class B ordinary shares” and, together with the Class A ordinary shares, the “ordinary shares”), and 5,000,000 preference shares, par value $0.0001 per share (the “preference shares”), to authorized capital stock of 628,000,000 shares, consisting of (i) 600,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), (ii) 27,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share. FORAGAINST ABSTAIN cable listing rules of The Nasdaq Stock Market (“Nasdaq”), the issuance of (i) an aggregate of 29,663,067 shares of Class A common stock to stockholders of Hyperfine pursuant to the terms of the Business Com-bination Agreement, (ii) an aggregate of 3,443,689 shares of Class A common stock to stockholders of Liminal pursuant to the terms of the Business Combination Agreement, (iii) up to 10,000,000 shares of Class A common stock as earn-out consideration under the Business Combination Agreement (the “Earn-Out Shares”), (iv) an aggregate of 15,014,696 shares of Class B common stock (and up to 15,014,696 shares of Class A common stock issuable upon the conversion of the Class B common stock) to be issued to certain stockholders of Hyperfine and Liminal, (v) an aggregate of 21,314,000 shares of Class A common stock and 5,175,000 shares of Class B common stock to be issued in the Domestication (and 5,175,000 shares of Class A common stock to be issued upon the Conversion of such Class B common stock), and (vi) an aggregate of 12,610,000 shares of Class A common stock to certain institutional investors and accredited investors (collectively, the “PIPE Investors”) pursuant to subscription agreements (the “Subscription Agree-ments”) immediately prior to the closing of the Business Combination (the “Closing” and such proposal, the “Stock Issuance Proposal”) be approved and adopted. FOR AGAINST ABSTAIN (B) Advisory Charter Proposal 4B — RESOLVED, that the Proposed Charter provide that holders of shares of Class A common stock will be entitled to cast one vote per share of Class A common stock and (i) prior to the effective time of the Mergers (the “Effective Time”), holders of shares of Class B common stock will have the right to one vote per share of Class B common stock, and (ii) effective upon the Effective Time, holders of shares of Class B common stock will be entitled to cast 20 votes per share of Class B common stock on each matter properly submitted to New Hyperfine’s stockholders entitled to vote, as opposed to the Current Articles, which provides that each Class A ordinary share, and each Class B ordinary share is entitled to one vote per share on each matter properly submitted to HealthCor’s shareholders entitled to vote. (C) Advisory Charter Proposal 4C — RESOLVED, that the Proposed Charter provide that any action required or permitted to be taken by the stockholders of New Hyperfine at any annual or special meeting of stock-holders of New Hyperfine may be taken by written consent until the time the FOR AGAINST ABSTAIN FORAGAINST ABSTAIN Proposal No. 6 — The Director Election Proposal — RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, the appointment issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors, as opposed to the Current Articles, which provide that a resolution in writing signed by all of the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting. of seven directors who, effective immediately after the Effective Time, will become the directors of New Hy-perfine until their respective successors are duly elected and qualified pursuant to the terms of the Proposed Charter (the “Director Election Proposal”) be approved and adopted. FOR AGAINST ABSTAIN (D) Advisory Charter Proposal 4D — RESOLVED, that amendments to certain provisions of the Proposed Charter relating to the rights of Class A common stock and Class B common stock will require (i) so long as any shares of Class B common stock remain outstanding, the affirmative vote FORAGAINST ABSTAIN Proposal No. 7 — The Incentive Plan Proposal — RESOLVED, as an ordinary resolution, that, assuming the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal and the Director Election Proposal are approved of the holders of at least two-thirds of the outstanding shares of Class B common stock, voting as a separate class, (ii) so long as any shares of Class A common stock remain outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, and (iii) the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of New Hyperfine entitled to vote generally in the election of directors, voting together as a single class, as opposed to the Current Articles, which only require such an amendment to be approved by a special resolution passed by holders of at least two-thirds of HealthCor’s ordinary shares who attend in person or by proxy and vote at a general meeting. and adopted, the Hyperfine, Inc. 2021 Equity Incentive Plan (the “Incentive Plan Proposal”) be approved and adopted. FORAGAINST ABSTAIN Proposal No. 8 — The Adjournment Proposal — RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meet-ing to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraor-dinary general meeting, any of the Business Combination Proposal, the Domestication Proposal, the Orga-nizational Documents Proposal, the Stock Issuance Proposal or the Incentive Plan Proposal would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived at the extraordinary general meeting be approved. (E) Advisory Charter Proposal 4E — RESOLVED, that the Proposed Bylaws may be amended, altered, repealed or adopted either (x) by the affirmative vote of a majority of the board of directors of New Hyperfine (the “New Hyperfine Board”) present at any regular or special meeting of FOR AGAINST ABSTAIN the New Hyperfine Board at which a quorum is present or (y) (i) when the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors, the affirmative vote of the holders of at least two-thirds of the voting power of the shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors or, prior to such time, (ii) the affirmative vote of the hold-ers of a majority of the voting power of the shares of capital stock of New Hyperfine that would be entitled to vote in the election of directors. CONTROL NUMBER Signature Signature, if held jointly Date , 2021 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. corporate seal affixed. No postage is required if returned in the enclosed envelope. X